UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2004

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Leggett & Platt, Incorporated (the “Company”) has a deferred compensation plan, the Director Stock Option Plan (the “Plan”), that allows non-management directors to defer cash compensation into discount stock options. Under the Plan, directors may elect to forego receipt of all or a portion of their cash compensation in exchange for the grant of a non-qualified stock option with a 15-year term and an exercise price equal to 50% of the fair market value of the Company’s common stock on the grant date. The number of options received by the director is determined by i) the compensation foregone, divided by ii) the fair market value of the common stock on the grant date multiplied by 0.5. The options vest one year after the date of grant. The Plan is incorporated herein by reference as Exhibit 10.1.

Directors Raymond F. Bentele, Ralph W. Clark, Judy C. Odom and Maurice E. Purnell Jr. made elections for the current service year beginning with their election at the annual meeting of shareholders in May 2004 and ending with the next annual meeting in May 2005 to defer all or a portion of their cash compensation in exchange for stock options under the Plan. In accordance with the Plan, the grant date of the options for the current service year is June 1, 2004. The closing price of the Company’s common stock on this date was $25.37, and therefore, the exercise price for the options granted for the current service year is $12.69.

The deferred compensation provisions of the recently-enacted American Jobs Creation Act, as set forth in Internal Revenue Code Section 409A, impose restrictions on discount stock options. Without amendment, the Plan would subject the Company’s directors to certain tax penalties. Section 409A is effective for compensation deferred after December 31, 2004. However, transition guidance issued by the Treasury Department provides for the cancellation of agreements in 2005 that are not compliant with Section 409A. To avoid adverse tax consequences imposed by the new rules, the above affected directors requested the cancellation of their current elections with respect to compensation earned after December 31, 2004. The Board approved the cancellations on December 31, 2004.

In addition, on December 31, 2004, the Board resolved to discontinue offering participation in the Plan after December 31, 2004. This action prohibits any new grants from being made under the Plan but does not alter or impair any rights or obligations of any option previously granted under the Plan, to the extent such option was earned and vested as of December 31, 2004.

Item 1.02 Termination of a Material Definitive Agreement.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	The Director Stock Option Plan, as amended and restated November 13, 2002, filed March 18, 2003 as Exhibit 10.13(1) to the Company’s Form 10-K for the year ended December 31, 2002, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: January 5, 2005	By:	/s/ Ernest C. Jett
Ernest C. Jett
Vice President, General Counsel and Secretary